Exhibit 99.1

Benefitfocus, Inc.

843-284-1052 ext. 3527

pr@benefitfocus.com

Benefitfocus Appoints Current Board Member and Veteran Technology Finance Executive, Stephen Swad, as CFO

Charleston, S.C. – July 10, 2019 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading cloud-based benefits management platform and services provider, today announced the appointment of Stephen M. Swad as Chief Financial Officer (CFO). Swad, who will be joining the Company on July 22nd, brings with him an extensive background with more than 35 years of executive and finance leadership. He is a current member of the Benefitfocus Board of Directors and since 2013 has served on the Audit, Compensation, and Nominating and Governance Committees, as well as Chair of the Compensation Committee.

While already deeply familiar with Benefitfocus, in his new role, Swad will be responsible for managing all aspects of Benefitfocus’ finances and corporate development. He joins the company from Vox Media, a leading, modern media company, where he has served as CFO since January 2016. During his time at Vox Media, he helped the company raise debt and equity capital, acquire companies, improve its capital allocation processes, launch a number of new successful businesses, including a SaaS-based technology business and enhance the accounting, finance, and treasury functions through investments in people, processes, and systems.

“As Benefitfocus continues to advance our platform and industry leadership, it was imperative that we selected an established finance chief with a deep understanding of our transformative platform strategy,” said Ray August, President and CEO of Benefitfocus. “Steve is right for this role in so many ways, from his well-established understanding of our business, serving as a board member since our IPO six years ago, to the depth of his public company financial expertise, serving other leading technology brands and public sector entities, like the SEC.”

Prior to Vox Media, from February 2012 until April 2015, Swad was President, Chief Executive Officer (CEO) and a director of Rosetta Stone, a cloud-based software company focused on language learning and reading. He formerly served as Rosetta Stone’s CFO beginning in November 2010. Prior to joining Rosetta Stone, Swad was the Executive Vice President and CFO of Comverse Technology, Inc.

Swad has held various senior financial management positions at AOL, Inc. (now part of Oath Inc.), Turner Broadcasting and Time Warner. He was a partner at KPMG LLP and also served as the Deputy Chief Accountant of the Securities and Exchange Commission. Swad previously served on the Board of Eloqua, a SaaS-based marketing and analytics platform, before it was purchased by Oracle. He received his B.A. in business administration from the University of Michigan and is a Certified Public Accountant.

“Under Ray’s leadership, I have seen an incredible advancement of the company as it continues to accelerate the next generation of its market-leading benefits platform,” adds Swad. “This was the right time to make this move. I am truly excited to transition my affiliation with Benefitfocus from being a long-standing director to a full-time operating finance chief and continuing to deliver on the value we provide to investors and our entire, connected ecosystem.”

Swad’s role as Chair of the Board’s Compensation Committee will be taken over by Ana White.  White is a current Board member who has decades of HR experience at Microsoft and now F5.  In addition, current Board member, Doug Dennerline, an experienced technology company CEO, will rejoin the Board’s Audit Committee upon Swad stepping down from the Board.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth, property and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers and carriers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results or performance might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit and retain qualified personnel; the need to innovate and provide useful products and services; management of growth; our ability to compete effectively; the immature and volatile nature of the market for our products and services; risks related to changing healthcare and other applicable regulations; privacy; security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.